                                                                    Exhibit 99.2
Contact:
Richard K. Davis
Vice President & General Counsel
Datatec Systems
973-808-4000

FOR IMMEDIATE RELEASE

          DATATEC SYSTEMS, INC. ANNOUNCES DELISTING OF ITS COMMON STOCK

FAIRFIELD, NJ - MARCH 23, 2004 - Datatec Systems, Inc. (Nasdaq: DATCE - news)
announced today that it has been notified by the Nasdaq Listing Qualifications
Panel of its decision to delist the Company's common stock from the Nasdaq
SmallCap Market effective with the open of business on March 25, 2003. Based on current market maker activity and other current information, the Company believes it will continue to have a market for its stock, which would trade on the National Quotation Bureau's Pink Sheets, and will seek to arrange for one or more market makers to quote its common stock on the Pink Sheets quotation service.

In its letter the Nasdaq Listings Qualifications Panel's indicated that the basis for its decision to delist the Company's common stock from the Nasdaq
SmallCap Market was the Company's failure to file its Quarterly Report on Form
10-Q for each of the quarters ended October 31, 2003 and January 31, 2004.

The Company and its auditor, Eisner LLP, currently expect to bring the Company's
Securities and Exchange Commission filings current as soon as possible. After bringing its filings current, the Company intends to seek to have its common stock quoted on the Nasdaq's OTC Bulletin Board until such time that it again qualifies for listing on the Nasdaq SmallCap Market. The Pink Sheets Quotation
Service does not require that issuers of quoted securities be current in their periodic filings. Despite these intentions, the Company is not able to provide assurance with respect to when its Securities and Exchange Commission filings will be brought current or quotations will be available for its common stock.

ABOUT DATATEC SYSTEMS, INC.

Fairfield, NJ-based Datatec Systems, Inc. specializes in the rapid, large-scale market absorption of networking technologies. Datatec's deployment services utilize a software-enabled implementation model to configure, integrate and roll out new technology solutions using a "best practices" structured process. Its customers include Fortune 1000 companies and world-class technology providers.
Datatec's stock is listed on the Nasdaq Stock Market (DATCE). For more information, visit Datatec atwww.datatec.com.

This Press Release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties that may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements as more fully discussed in Datatec's filings with the Securities and Exchange
Commission.

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